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                                                                      Exhibit 23



                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements of United Rentals, Inc. (Form S-3 No.'s 333-41419-99, 333-70151, 333-70255,
333-64463, 333-86197 and 333-57916), the Registration Statement of United Rentals, Inc. (Form S-8 No. 333-70345) pertaining to the 1997 Stock Option Plan, 1998 Stock Option Plan, and 1998 Supplemental Stock Option Plan, the Registration Statements of United Rentals, Inc. (Form S-8 No.'s 333-74091 and 333-87903) pertaining to the options outstanding in connection with the 1997 Performance Award Plan of U.S. Rentals assumed pursuant to the merger with U.S. Rentals, the Registration Statement of United Rentals, Inc. (Form S-8 No. 333-39770) pertaining to the United Rentals, Inc. 401(k) Investment Plan and United Rentals, Inc. Acquisition Plan and the Registration Statement of United Rentals, Inc. (Form S-8 No. 333-60458) pertaining to the United Rentals, Inc. 2001 Stock Plan, and to the use of our report dated February 23, 2001, except for Note 2, paragraphs 9, 10 and 11 and Note 17 as to which the date is September 28, 2001, included in the amended Annual Report (Form 10-K/A) of United Rentals, Inc. for the year ended December 31, 2000, with respect to the Consolidated Financial Statements, as amended, included in this Amendment No. 1 on Form 10-K/A.


                                                          /S/ ERNST & YOUNG LLP


MetroPark, New Jersey
October 8, 2001